(Exhibit 3.1)

                            ARTICLES OF INCORPORATION
                                       OF
                                   PSB BANCORP

      The undersigned incorporator, for the purpose of forming a corporation under the General Corporation Law of the State of California, hereby certifies:

                                        I

      The name of the corporation is PSB Bancorp.

                                       II

      The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                       III

      The name and complete business address in the State of California of the corporation's Initial Agent for Service of Process is: John W. Carr, Shapiro, Buchman, Provine & Patton LLP, 1333 No. California Boulevard, Suite 350, Walnut Creek, California 94596.

                                       IV

      The corporation is authorized to issue two classes of shares designated "Common Stock" and "Preferred Stock," respectively. The number of shares of Common Stock authorized to be issued is Twelve Million (12,000,000) and the number of shares of Preferred Stock authorized to be issued is Two Million (2,000,000). The Preferred Stock may be divided into such number of series as the Board of Directors may determine. The Board of Directors is authorized to determine and alter the rights, preferences, privileges and restrictions granted to and imposed upon the Preferred Stock or any series thereof with respect to any wholly unissued class or series of Preferred Stock, and to fix the number of shares of any series of Preferred Stock, and the designation of any such series of Preferred Stock. The Board of Directors, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series.

                                        V

      (a) The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

      (b) The corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) for breach of duty to the corporation and its shareholders through bylaw provisions or through agreements with agents, or both, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject to the limits on such excess indemnification set forth in Sections 204 and 317 of the California Corporations Code.

      IN WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation.


                                                      /s/ John W. Carr
                                          --------------------------------------
                                                 John W. Carr, Incorporator

                           CERTIFICATE OF AMENDMENT OF
                          ARTICLES OF INCORPORATION OF

                                   PSB BANCORP

The undersigned certifies that:

1.    He is the sole incorporator of PSB Bancorp, a California corporation.

2. Article I of the Articles of Incorporation of this corporation is amended to read as follows:

            "The name of this corporation is Pacific State Bancorp."

3. No directors were named in the original Articles of Incorporation and none have been elected.

4.    No shares have been issued.

I further declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of my own knowledge.

Dated this 5 day of March, 2002.


                                                     /s/ John W. Carr
                                          --------------------------------------
                                                     John W. Carr, Incorporator


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